Exhibit 10.1

EXECUTION COPY

SETTLEMENT AGREEMENT AND RELEASE

This Settlement Agreement (“Agreement”) is entered into as of this 20th day of June 2025, by and between Alta Partners, LLC (“Alta”), and Currenc Group Inc. (“Currenc”). Alta and Currenc may be referred to herein individually as a “Party” and collectively as the “Parties”.

WHEREAS, Alta is an investment and trading company;

WHEREAS, Currenc is a publicly-traded company and operator of global money transfer services and airtime trading in Southeast Asia;

WHEREAS, Alta contends that it currently holds 518,934 warrants (“Currenc Warrants”) exercisable to acquire Currenc ordinary shares, par value $0.0001 per share (“Currenc Ordinary Shares”);

WHEREAS, Alta sought to exercise its Currenc Warrants on a cash basis on December 19, 2024, pursuant to the Warrant Agreement dated November 23, 2021 between InFinT Acquisition Corp. and Continental Stock Transfer & Trust Company (the “Warrant Agreement”), and alleges it was not able to exercise its Currenc Warrants on a cash basis at that time;

WHEREAS, Alta contends that Currenc is the successor-in-interest to InFinT Acquisition Corp. and assumed the obligations of the Warrant Agreement;

WHEREAS, Alta contends that it has potential claims against Currenc for breach of contract in connection with Currenc’s obligations under the Warrant Agreement;

WHEREAS, Currenc denies that it is liable to Alta for breach of contract or any other claim under the Warrant Agreement or otherwise;

WHEREAS, the Parties now wish to resolve their dispute, and any and all claims that each may have against the other, in their entirety, on the terms and conditions herein and thereby avoid the expense, uncertainty, and distraction attendant to potential litigation;

NOW THEREFORE, in consideration of the promises contained herein, and for other good and valuable consideration, the receipt and sufficiency thereof are hereby acknowledged, the Parties agree as follows:

1.	Effective Date. The terms of this Agreement are agreed to and are effective from the date of the last signature below (the “Effective Date”).

2.	Warrant Exchange. The Parties hereby agree to execute the Warrant Exchange Agreement, dated of even date herewith, attached hereto as Exhibit A (the “Warrant Exchange Agreement”). Pursuant to the terms and conditions of the Warrant Exchange Agreement, Alta will exchange its 518,934 Currenc Warrants, which will be canceled, for 86,489 Currenc Ordinary Shares. Upon the execution of this Agreement, Alta shall have no further claim, right, or entitlement to the Currenc Warrants. For the purpose of this Agreement, in addition to the matters released by each party below, “Claim” means all actions, complaints, suits, proceedings, claims and demands or any legal, administrative, governmental, arbitral or other proceedings or investigations, whether presently known or unknown.

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3.	No Admission of Liability. This Agreement constitutes a compromise of disputed claims, and neither the making of this Agreement nor the performance of the obligations of this Agreement shall constitute an admission by either of the Parties and/or any of their companies or related or affiliated companies, predecessors, successors, heirs, beneficiaries, estates and assigns and/or officers, directors, agents, employees or representatives of any wrongdoing or liability and is being entered into solely for the purpose of economic expediency.

4.	Release of Claims by Alta. In consideration of the terms of this Agreement, Alta, for itself and its parents, subsidiaries, affiliates, predecessors, successors, assigns, and each of their respective officers, directors, employees, members, managers, agents, partners, attorneys, insurance carriers, and representatives (the “Alta Releasors”), hereby irrevocably release and forever discharge Currenc, Continental Stock Transfer & Trust Company (as transfer agent to Currenc), and their parents, subsidiaries, affiliates, predecessors, successors, assigns, and each of their respective officers, directors, employees, members, managers, agents, partners, attorneys, insurance carriers, and representatives (the “Currenc Releasees”), from any and all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, attorney fees, penalties, interests, fines, losses, costs of any kind, and demands whatsoever, in law, admiralty or equity, which the Alta Releasors ever had, now have or in the future may claim to have against the Currenc Releasees for or by reason of any matter, cause or thing whatsoever from the beginning of the world to the date of this Agreement, whether presently known or unknown, foreseen or unforeseen, including, without limitation, with respect to the Warrant Agreement, Alta’s attempted exercise of the Currenc Warrants, or otherwise.

Alta’s release set forth in this Section 4 shall become effective without further action by any Party upon completion of the exchange of Currenc Warrants set forth in Section 2.

5.	Release of Claims by Currenc. In consideration of the terms of this Agreement, Currenc, for itself and its parents, subsidiaries, affiliates, predecessors, successors, assigns, and each of their respective current or former officers, directors, employees, members, managers, agents, partners, attorneys, insurance carriers, and representatives (the “Currenc Releasors”), hereby irrevocably release and forever discharge Alta and its parents, subsidiaries, affiliates, predecessors, successors, assigns, and each of their respective officers, directors, employees, members, managers, agents, partners, attorneys, insurance carriers, and representatives (the “Alta Releasees”) from any and all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, attorney fees, penalties, interests, fines, losses, costs of any kind, and demands whatsoever, in law, admiralty or equity, which the Currenc Releasors ever had, now have or in the future may claim to have against the Alta Releasees for or by reason of any matter, cause or thing whatsoever from the beginning of the world to the date of this Agreement, whether presently known or unknown, foreseen or unforeseen, including, without limitation, with respect to the Warrant Agreement, the Currenc Warrants, or otherwise.

Currenc’s release set forth in this Section 5 shall become effective without further action by any Party once Alta’s release becomes effective as provided in Section 4.

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6.	Claims Not Released. Notwithstanding the foregoing, neither of the Parties intends to, and each Party expressly does not, release the other Party from the obligations of this Agreement and/or any claims, demands, actions, causes of action, suits, damages, losses, attorneys’ fees, sanctions and/or expenses arising from any breach or default under this Agreement or the Warrant Exchange Agreement.

7.	Bar to Proceedings. This Agreement may be pleaded as a full and complete defense by Currenc, including as a bar to any claim, cause of action, liability, suit, or demand commenced, continued, or taken by or on behalf of Alta in connection with the Currenc Warrants or any of the matters released herein, but excluding any claim, cause of action, liability, suit, or demand referenced in Section 6 of this Agreement.

8.	Warranties.

Each Party warrants that:

(a)	it enters into this Agreement voluntarily;

(b)	it has had the opportunity to obtain legal advice as to the significance and effect of executing this Agreement;

(c)	it understands the legal significance and effect of executing this Agreement;

(d)	the other Party (and any of its directors, partners, officers, employees, servants and agents or advisers) has not made any promise, representation or inducement or been party to any conduct material to it entering into this Agreement other than as set out in this Agreement;

(e)	a Party cannot assign or otherwise transfer the benefit of this Agreement without the prior written consent of each other Party;

(f)	it has not filed, sold, hypothecated, or assigned any of the claims, or parts thereof, which constitute the subject matter of this Agreement and of the Warrant Exchange Agreement; and

(g)	it is aware that the other Party is relying upon the warranties set forth in this Section 8.

9.	Dollar Amounts. All references to money or specific dollar amounts in this Agreement are in United States Dollars.

10.	Construction. This Agreement shall be construed as a whole according to its fair meaning, and as if drafted equally by all Parties.

11.	Incorporation. The WHEREAS clauses and Exhibit A hereto are incorporated herein and made part of this Agreement.

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12.	Authority. The Parties acknowledge that the representative signing for each Party has the legal capacity and authority to execute this Agreement by and on behalf of each such Party.

13.	Counterparts; Copies. This Agreement may be executed and delivered in any number of counterparts, each of which so executed and delivered shall be deemed to be an original and all of which shall constitute one and the same instrument. Electronic, photocopy and facsimile copies of signatures may be used in place and stead of original signatures with the same force and effect as originals.

14.	Severability. The provisions of this Agreement, other than those in Sections 2, 4 and 5, are severable; and if any provision besides Sections 2, 4 or 5 is found to be unenforceable, the other provisions (besides Sections 2, 4 or 5) shall remain fully valid and enforceable. This Agreement shall survive the termination of any arrangement contained herein.

15.	Waiver of Breach of this Agreement. Any waiver of a breach of any provision of this Agreement must be expressly set forth in writing and no waiver may be deemed from the passage of time or the failure to timely exercise any rights hereunder. A waiver by any Party hereto of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.

16.	Entire Agreement; Modification. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof, and supersedes all prior representations, understandings, and agreements of the Parties. This Agreement may not be modified, amended, or changed except by written instrument executed by and delivered among all Parties.

17.	Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Parties and their respective heirs, executors, administrators, affiliates, successors, assigns, direct or indirect parents, direct or indirect subsidiaries, trustees, consultants, employees, directors, agents, attorneys, and any other representatives.

18.	Further Assurances. Each Party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes of this Agreement.

19.	Sophisticated Parties; Advice of Counsel. Each Party acknowledges that (i) it is knowledgeable, informed, sophisticated, and capable of understanding and evaluating the provisions set forth in this Agreement, and that (ii) it has been fully advised and represented by legal counsel of its own independent selection and has relied wholly upon its independent judgment and the advice of such counsel in negotiating and entering into this Agreement.

20.	Dispute Resolution. This Agreement shall be interpreted, construed and governed by and in accordance with the laws of the State of New York, without regard to the conflicts of law principles thereof. The Parties agree that all disputes arising from or relating to this Agreement shall be heard and determined exclusively in any state or federal court sitting in the Borough of Manhattan of The City of New York, and irrevocably submit to such jurisdiction, which jurisdiction shall be exclusive. Subject to applicable law, the Parties hereby waive any objection to such exclusive jurisdiction and any objection that such courts represent an inconvenient forum. The Parties further agree that such courts shall have jurisdiction for purposes of enforcing all of the terms of provisions of the Agreement, including, but not limited to, any relief sought for a breach of or default of this Agreement.

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21.	Litigation Costs and Expense. If a Party institutes any legal suit, action, or proceeding against the other Party to enforce this Agreement, the prevailing Party in the suit, action, or proceeding shall be entitled to receive, and the non-prevailing Party shall pay, in addition to all other remedies to which the prevailing Party may be entitled, the costs and expenses incurred by the prevailing Party in conducting or defending the suit, action, or proceeding, including, without limitation, attorneys’ fees and expenses and court costs.

22.	Notices. Any and all notices or other communications or deliveries required or permitted to be provided under this Agreement shall be in writing and shall be deemed delivered (a) upon receipt by the addressee if such notice or communication was delivered via email to the email address specified in this section; or (b) upon delivery at the address of the addressee specified in this section, if such notice or communication is delivered by U.S. mail, courier, or other physical delivery service. The addresses for such notices and communications shall be as follows:

If to Alta to:

Jeffrey P. Mueller, Esq.

Day Pitney LLP

Goodwin Square

225 Asylum Street

Hartford, CT 06103

Email: jmueller@daypitney.com

-and-

Matthew J. Letten, Esq.

Day Pitney LLP

Goodwin Square

225 Asylum Street

Hartford, CT 06103

Email: mletten@daypitney.com

If to Currenc to:

Currenc Group Inc.

410 North Bridge Road,

SPACES City Hall, Singapore 188726

Attn: Ronnie Ka Wah Hui

with a copy (which shall not constitute notice) to:

Marc R. Rosen, Esq.

Kleinberg, Kaplan, Wolff & Cohen, P.C.

500 Fifth Avenue

New York, NY 10110

Email: mrosen@kkwc.com

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In witness whereof, this Agreement has been executed by each of the undersigned on the dates set forth below.

Dated:	June , 2025

Alta Partners, LLC

		By:	/s/ Steven M. Cohen
Steven M. Cohen
Managing Member

Dated:	June , 2025

Currenc Group Inc.

		By:	/s/ Alexander Kong King Ong
		Name:	Alexander Kong King Ong
		Title:	Chairman

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Exhibit A

Warrant Exchange Agreement

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